  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1997

                                                       REGISTRATION NO. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------


                           EVEREN CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                        DELAWARE                                                   36-4019175
(State or other jurisdiction of incorporation or organization)       (I.R.S. Employer Identification Number)

                              77 WEST WACKER DRIVE
                                CHICAGO, ILLINOIS
                                   60601-1694
                                 (312) 574-6000
    (Address, including zip code, of Registrant's principal executive office)

                           EVEREN CAPITAL CORPORATION
                        1995 NON-EMPLOYEE DIRECTORS PLAN
                            (Full title of the Plan)

                         -------------------------------


                              JANET L. REALI, ESQ.
                         SENIOR EXECUTIVE VICE PRESIDENT
                          GENERAL COUNSEL AND SECRETARY
                           EVEREN CAPITAL CORPORATION
                              77 WEST WACKER DRIVE
                          CHICAGO, ILLINOIS 60601-1694
                                 (312) 574-6000
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

================================================================================

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                 Proposed               Proposed
                                                                 maximum                 maximum
     Title of each class of             Amount to be          offering price       aggregate offering          Amount of
   securities to be registered           registered            per unit (a)             price (a)           registration fee

--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share                        60,000 shs.(b)            $24.75                $1,485,000 .00          $450.00
================================================================================================================================

(a) Only for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based on the average of the high and low sale prices on the New York Stock Exchange, Inc. on May 27, 1997 for securities of the same class as those to be delivered.

(b) Represents Common Stock issued under the EVEREN Capital Corporation 1995 Non-employee Directors Plan.

================================================================================

PROSPECTUS

                           EVEREN CAPITAL CORPORATION

                          60,000 Shares of Common Stock
                           (par value $.01 per share)

      This Prospectus relates to shares of Common Stock, par value $.01 per share (the "Common Stock"), of EVEREN Capital Corporation (the "Company") issued to the persons named herein (the "Selling Stockholders") pursuant to the EVEREN Capital Corporation 1995 Non-Employee Directors Plan (the "Plan"). This Prospectus relates to the reoffer and resale of such shares by the Selling Stockholders. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

      All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the New York Stock Exchange, Inc. ("NYSE"), or otherwise, at prices and on terms then obtainable. See "Plan of Distribution."

      The Common Stock of the Company is traded on the NYSE under the symbol EVR. On May 27, 1997, the last reported sale price per share of the Company's Common Stock quoted on the NYSE was $24.625.

                                  ------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                  ------------
                  The date of this Prospectus is May 28, 1997.

      No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information, including the Registration Statement and exhibits filed therewith, may be inspected at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the Commission's regional offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is (http://www.sec.gov). The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of such exchange at 20 Broad Street, New York, NY. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the Company, 77 West Wacker Drive, Chicago, Illinois 60601.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

            (a) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

            (b) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

            (c) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A, dated October 2, 1996, and any amendment or report filed pursuant to Section 12 of the Exchange Act for the purpose of updating that description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to EVEREN Capital Corporation, Attention: Secretary, 77 West Wacker Drive, Chicago, Illinois 60601, telephone number (312) 574- 6000.

                                   THE COMPANY

      The Company, a Delaware corporation, was formed in 1995 and became independent when the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan purchased 96.6% of the Company's then outstanding Common Stock from Kemper Corporation for an aggregate cash price of $71.4 million ($55 million of which was funded by bank borrowings) plus $30 million of the Company's Exchangeable Preferred Stock. The Company conducts its retail business primarily through its wholly-owned subsidiary, EVEREN Securities, Inc., which was formed in 1990 through the consolidation of five well-established regional brokerage firms that had been acquired by Kemper Corporation in the 1980's. The Company's principal executive offices are located at 77 West Wacker Drive, Chicago, Illinois 60601, and its telephone number is (312) 574-6000.

      The Company, which conducts its business through its subsidiaries, is a full-service securities brokerage firm that provides a broad range of investment services and products primarily to individuals and also to institutions, corporations and municipalities. The Company's core strength is its retail operations, which are focused on individual investors and which generated more than 70% of the Company's net revenues in each of the last three years. The Company also provides capital markets, asset management, and clearing activities that complement and capitalize on the strength of the Company's retail operations.

                            SECURITIES OFFERED HEREBY

         This Prospectus relates to up to 60,000 shares of Common Stock that have been and may be delivered to participants under the Plan, some of which may be offered from time to time hereby by the Selling Stockholders.

                                 USE OF PROCEEDS

         The shares of Common Stock offered hereby are being sold by the Selling Stockholders. The Company will not receive any of the proceeds from such sales.

                              SELLING STOCKHOLDERS

      The following table sets forth certain information as of May 27, 1997 concerning the ownership of Common Stock by the Selling Stockholders. The Selling Stockholders may sell some or all of the shares distributed or that may be distributed under the Plan pursuant to this Prospectus, until such time as such shares become available for resale without registration according to the terms of Rule 144(k) under the Securities Act. Inclusion of these individuals in the following list does not constitute an acknowledgment by the Company or by any of these individuals that any one of these persons is an affiliate (as that term is defined in Rule 144(a) or any other securities law or regulation) of the Company.

=======================================================================================================
NAME                                  POSITION OR RELATIONSHIP WITH THE         NUMBER OF
                                      COMPANY                                   SHARES OF
                                                                                COMMON STOCK
                                                                                ACQUIRED
                                                                                PURSUANT TO THE
                                                                                PLAN AS OF MAY
                                                                                27, 1997
-------------------------------------------------------------------------------------------------------
William T. Esrey                      Director                                         7,008(1)

-------------------------------------------------------------------------------------------------------
Jack Kemp                             Director                                         1,921(2)

-------------------------------------------------------------------------------------------------------
Homer J. Livingston, Jr.              Director                                         7,321(1)

-------------------------------------------------------------------------------------------------------
William C. Springer                   Director                                         6,749(1)

=======================================================================================================


                              PLAN OF DISTRIBUTION

      The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions which may involve crosses or block transactions (A) on the NYSE (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of NYSE or such exchanges, or (B) other than on such exchanges, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

------------
(1) Includes an additional 3,000 shares which would be issued upon the exercise of options received through the Plan.

(2) Includes an additional 1,500 shares which would be issued upon the exercise of options received through the Plan.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Reference is made to Section 102(b)(7) of the Delaware General Corporation law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

      Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred.

      The Certificate of Incorporation and the Bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by applicable law. In addition, the Company has entered into contracts with each of its independent directors requiring the Company to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he believed to be in or not opposed to the best interest of such corporation and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he was not entitled to indemnification. The contracts also require the Company to (i) indemnify such independent directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such director was not entitled to indemnification under applicable law.

================================================================================

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information ...............................................        2

Incorporation of Certain Documents

  By Reference ......................................................        2

The Company .........................................................        3

Securities Offered Hereby ...........................................        3

Use of Proceeds .....................................................        3

Selling Stockholders ................................................        4

Plan of Distribution ................................................        4

Indemnification of Directors and Officers ...........................        5

================================================================================

================================================================================
                                  60,000 Shares

                                 EVEREN CAPITAL

                                   CORPORATION

                                  Common Stock


                                   PROSPECTUS
                                  MAY 28, 1997
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

      The following documents, previously filed by EVEREN Capital Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), are hereby incorporated by reference in this Registration Statement:

            (a) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

            (b) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

            (c) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A, dated October 2, 1996, and any amendment or report filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the purpose of updating that description.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

      The Common Stock of the Company is registered under Section 12 of the Exchange Act.

ITEM 5. Interests of Named Experts and Counsel

      Certain legal matters in connection with any original issuance of Common Stock offered hereby are being passed upon for the Company by Janet L. Reali, Esq., Senior Executive Vice President, General Counsel and Secretary of the Company.

ITEM 6. Indemnification of Directors and Officers

      Reference is made to Section 102(b)(7) of the Delaware General Corporation law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

      Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred.

      The Certificate of Incorporation and the Bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by applicable law. In addition, the Company has entered into contracts with each of its independent directors requiring the Company to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he believed to be in or not opposed to the best interest of such corporation and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he was not entitled to indemnification. The contracts also require the Company to (i) indemnify such independent directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such director was not entitled to indemnification under applicable law.

ITEM 7. Exemption from Registration Claimed

      The restricted securities being reoffered or resold pursuant to this Registration Statement were issued by the Company to participants under the Plan in transactions not involving sales within the meaning of Section 2(3) of the Act. Shares previously issued to the participants under the Plan were so issued in reliance upon Section 4(2) of the Act.

ITEM 8. Exhibits

      The following exhibits are filed as part of this Registration Statement:

4.1         Amended and Restated Certificate of Incorporation of EVEREN Capital
            Corporation (the "Company") (filed as Exhibit 3.1 to the Company's
            Registration Statement on Form S-1, File No. 333-09163 (the "S-1") and incorporated herein by reference).

4.2 Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference).

4.3 Form of Rights Agreement of the Company (filed as Exhibit 10.26 to the S-1 and incorporated herein by reference).

5 Opinion of Janet L. Reali regarding the legality of original issuance of the Common Stock

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of KPMG Peat Marwick LLP

23.3        Consent of Janet L. Reali (included in Exhibit 5)

24          Power of Attorney (included in signature page)

-------------------------


ITEM 9. Undertakings

The undersigned Registrant hereby undertakes:(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) to include any prospectus required by Section 10(a)(3) of the Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement).

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of May, 1997.

                                       EVEREN CAPITAL CORPORATION
                                              (Registrant)

                                       By  /s/ JAMES R. BORIS
                                          --------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated this 28th day of May, 1997.

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Stanley R. Fallis, Senior Executive Vice President, and Janet L. Reali, Senior Executive Vice President, General Counsel and Secretary, his true and lawful attorney-in-fact with authority together or individually to execute in the name of each such signatory, and with authority to file with the Securities and Exchange Commission, any and all amendments to this Registration Statement on Form S-8, together with any exhibits thereto and other documents therewith, necessary or advisable to enable EVEREN Capital Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement on Form S-8 as the aforesaid attorney-in-fact executing the same deems appropriate.

        SIGNATURE                                              TITLE
        ---------                                              -----
 /s/  James R. Boris                          Chairman of the Board, Chief Executive Officer
    --------------------------------          and Director (principal executive officer)
              James R. Boris

 /s/  Stephen G. McConahey                    President, Chief Operating Officer and Director
    --------------------------------
           Stephen G. McConahey

 /s/  Jack Kemp                                Director
    --------------------------------
                 Jack Kemp

        SIGNATURE                                              TITLE
        ---------                                              -----
 /s/ Homer J. Livingston, Jr.                 Director
    --------------------------------
         Homer J. Livingston, Jr.

 /s/ William C. Springer                      Director
    --------------------------------
            William C. Springer

 /s/ Daniel D. Williams                       Senior Executive Vice President, Treasurer and
    --------------------------------          Chief Financial Officer (principal financial
            Daniel D. Williams                officer)


 /s/ Thomas M. Mansheim                       Senior Vice President, Controller and Chief
    --------------------------------          Accounting Officer (principal accounting
            Thomas M. Mansheim                officer)

                                INDEX TO EXHIBITS

Exhibit
Number                             Description                                       Sequentially
                                                                                     Numbered Page
4.1         Amended and Restated Certificate of Incorporation of EVEREN Capital
            Corporation (the "Company") (filed as Exhibit 3.1 to the Company's
            Registration Statement on Form S-1, File No. 333-09163 (the "S-1")
            and incorporated herein by reference).

4.2 Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference).

4.3 Form of Rights Agreement of the Company (filed as Exhibit 10.26 to the S-1 and incorporated herein by reference).

5 Opinion of Janet L. Reali regarding the legality of original issuance of the Common Stock

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of KPMG Peat Marwick LLP

23.3        Consent of Janet L. Reali (included in Exhibit 5)

24          Power of Attorney (included in signature page)

-------------------------